Exhibit 3.3.99

Form BCA-2.10	ARTICLES OF INCORPORATION

(Rev. Jan. 1995)
This space for use by Secretary of State

FILED

George H. Ryan
Secretary of State
Department of Business Services		This space for use by
Springfield, IL 62576	FEB 09 1998	Secretary of State
Date 2 - 9 - 99
Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A.’s check or money order payable to “Secretary of State.”	GEORGE H. RYAN SECRETARY OF STATE	Franchisee Tax $ 25 Filing Fee $ 75 $100
Approved: [ILLEGIBLE] PAID FEB 09 1998

1.	CORPORATE NAME: Premium Cinema of Yorktown, Inc.

(The corporate name must contain the word “corporation”, “company,” “incorporated,” “limited” or an abbreviation thereof.)

2.	Initial Registered Agent:	C T CORPORATION SYSTEM
		First Name	Middle Name	Last Name

	Initial Registered Office:	c/o C T CORPORATION system, 208 S. La Salle Street
		Number	Street	State

		Chicago, IL	60604	Cook
		City	Zip Code	Country

3.	Purpose or purposes for which the corporation is organized:
(If not sufficient space to cover this point, add one or more sheets of this size.)

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized to do business under the IllinoisBusiness Corporation Act of 1983.

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Par Value per Share	Number of Shares Authorized	Number of Shares Proposed to be issued	Consideration to be Received Therefor
Common	$0.00	1,000	100	$1,000.00

5979-238-5			TOTAL	$1,000.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)
EXPEDITED FEB 09 1998 SECRETARY OF STATE

(over)

(ILL, – 548 – 12/27/94

5.	OPTIONAL:	(a)	Number of directors constituting the initial board of directors of the corporation: 3
		(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:
			Name	Residential Address	City, State, Zip
			Robert A. Smith	35 Carisbrooke Rd.,	Wellesley, MA 02181
			William B. Doeren	293 Nahantan St.,	Newton, MA 02159
			G. Gail Edwards	120 High Rock St.,	Needham, MA 02192

6.	OPTIONAL:	(a)	Its is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$
		(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$
		(c)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$
		(d)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7.	OPTIONAL:	OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated February 6, 1998.

	Signature and Name		Address
1.	/s/ Beth-Jean McCurdy	1.	2 Oliver Street
	Signature		Street

	Beth-Jean McCurdy c/o CT Corporation		Boston	MA	02109
	(Type or Print Name)		City/Town	State	Zip Code

2.	/s/ Jennifer Lombardi	2.	2 Oliver Street
	Signature		Street

	Jennifer Lombardi c/o CT Corporation		Boston	MA	02109
	(Type or Print Name)		City/Town	State	Zip Code

3.	/s/ Elizabeth Pryor	3.	2 Oliver Street
	Signature		Street

	Elizabeth Pryor c/o CT Corporation		Boston	MA	02109
	(Type or Print Name)		City/Town	State	Zip Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber/stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

FEE SCHEDULE

•	The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

•	The filing fee is $75.

•	The minimum total due (franchise tax + filing fee) is $100.
(Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

•	The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.
	Illinois Secretary of State	Springfield, IL 62758
	Department of Business Services	Telephone (217) 762-9522 or 782-9523

C-162.12

STATE OF ILLINOIS
Office of the Secretary of State

I hereby certify that this is a true and correct copy, consisting of Three pages, as taken from the original on file in this office.

/s/ Jesse White
JESSE WHITE
SECRETARY OF STATE

DATED:	JANUARY 12, 2006
BY:	/s/ [ILLEGIBLE]

EXPEDITED
SECRETARY OF STATE

JAN 12 2006
EXP. FEES 50.00
COPY FEES 25.00